Exhibit 99.1
New York Analyst Meeting November 7, 2008
Good morning!
•	I am Russ Strobel, Chairman, President and Chief Executive Officer of Nicor Inc.
•	With me today is Rick Hawley, Executive Vice President and Chief Financial Officer and Mark Knox, Director Investor Relations.

Agenda Long-term Objectives Business Overview and Strategies Financial Update Regulatory Update Wrap-up
•	Here is today’s agenda.

•	I’ll start by briefly covering our long-term objectives.

•	Followed by an overview of our gas distribution business.

•	Rick will then follow with an overview of our unregulated businesses and a brief financial and regulatory update.

•	I’ll then return to wrap things up and take your questions.

Caution Concerning Forward- Looking Statements This speech includes certain forward-looking statements about the operations and earnings expectations of Nicor Inc., its subsidiaries and other affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Factors that could cause materially different results can be found in Nicor's most recent periodic report filed with the Securities and Exchange Commission.
•	Due to requirements around non-selective disclosure we will address only questions concerning matters that have been previously made public and broadly disseminated.
•	Please keep this in mind when asking your questions and considering our responses.

Primary Businesses Gas Distribution Retail Services Containerized Shipping Wholesale Energy Services Gas Distribution Retail Services Containerized Shipping Wholesale Energy Services Gas Distribution Retail Services Containerized Shipping
•	As many of you know, Nicor continues to be built on the foundation of two core businesses.
•	Our natural gas distribution segment, Nicor Gas, and
•	Our containerized shipping segment, Tropical Shipping.
•	We also have other energy-related businesses, which are built on the:
•	assets,

•	expertise,

•	customer base,

•	reputation, and

•	location of Nicor Gas.

Objectives and Strategies Steady long-term earnings growth Maintain high returns on equity Pay solid dividend Restore financial performance in gas distribution business Capitalize on core capabilities, expand and enhance efficiencies in shipping business Increase marketing channels and geographically expand retail businesses Leverage capabilities and expand offerings in wholesale energy businesses Maintain financial strength Financial Objectives Key Strategies
•	Over the years, we have remained committed to three simple objectives:
•	providing steady long-term earnings growth,
•	maintaining high returns on equity, and
•	paying a solid dividend.
•	To achieve these objectives, we are committed to actions that will improve our performance:
•	Restoring the financial performance of our gas distribution business.
•	Capitalizing on core capabilities, expanding and enhancing operating efficiencies in our shipping operations.

•	Developing marketing channels and expanding geographically in our retail energy businesses.

•	Leveraging the capabilities and expanding our offerings in our wholesale energy services business.

•	We will also focus on maintaining our financial strength.

Business Strategies Business Strategies Approach Disciplined and systematic Synergies and strategic fit with core businesses Foundation Strong financial position Large customer base Strategic locations and assets Successful unregulated businesses Solid management team
•	Our approach to grow our business over the long-term has been and will remain disciplined and systematic.
•	Any opportunities we pursue will have a direct synergy and strategic fit with our core businesses.
•	I believe we have several factors that will contribute to our long-term success including:
•	a large customer base,

•	strategic locations and assets,

•	successful unregulated businesses, and

•	a strong financial position.
•	Supporting these distinguishing qualities is a solid and diverse management team.
•	Let me now discuss our gas distribution business and related strategies in more detail.

Nicor Gas Profile Nicor Gas Profile Gas distribution 2.2 million customers in northern Illinois Diverse customer base Customer growth Premium service territory Operating efficiency Significant supply assets Strategic location
•	Our primary business is Nicor Gas.

•	One of the largest natural gas distributors in the nation.

•	Serves nearly 2.2 million customers in northern Illinois — excluding the city of Chicago.

•	A well-deserved reputation for providing safe, reliable, cost effective service.

•	A good market for natural gas:
•	a diverse mix of industries,
•	modestly growing customer base, and
•	a high demand for space heating.
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•	At or near the top for most efficiency measures in our industry, which contributes to our long history of low base rates.
•	Significant underground storage assets — about 150 BCF of annual storage capacity.
•	Strategically located on the nation’s Midwest natural gas pipeline grid— with access to 8 interstate pipelines.

Nicor Gas Not earning allowed rate of return Challenging economic environment High gas prices and volatility Demand erosion Increased costs of doing business Continue to improve operating effectiveness and manage controllable cost increases Filed for rate relief in April 2008 Provide safe, reliable and quality customer service Maintain a diverse, high- performance culture Business Environment Key Strategies
•	One of our key objectives is to grow our core businesses by restoring the financial performance of our gas distribution business.

•	A low cost provider when compared to other gas distribution companies in the country.

•	But we are simply not earning our allowed rate of return.

•	The economic environment in our service territory, like many other parts of the country is challenging.

•	Natural gas prices remain high and volatile.

•	These factors impact our business in many ways —
•	Residential customers are more apt to conserve energy and purchase new energy-efficient heating systems,

•	Demand diminishes; and

•	Bad debt and other operating costs increase.
•	These challenges, when added to other increasing costs, such as labor-related expenses, investments in technology and gas delivery system improvements, are putting significant pressure on our operating results.
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•	To mitigate these factors, we have and we will continue our focus on:
•	achieving new levels of efficiencies,
•	managing operating costs we can control, and
•	improving the overall effectiveness of our operations.
•	This focus has produced meaningful results in the past.
•	It has also created an enhanced environment to encourage and promote creative thinking by our employees for:
•	reducing costs,
•	eliminating inefficiencies, and
•	improving work processes.
•	Still, despite our efforts, these actions alone are simply not enough to restore Nicor Gas’ financial performance. As a result, we have filed rate relief with the Illinois Commerce Commission. Rick will discuss this filing in more detail shortly.
•	While managing our financial results, we will also adhere to our pledge to provide safe, reliable and quality customer service.
•	And to maintain a high-performance, diverse organization that delivers business results.
•	Let me know turn things over to Rick who will discuss our unregulated businesses and provide a financial and regulatory update.

Tropical Shipping Tropical Shipping Containerized Shipping Serves Caribbean and Bahamas High market shares in ports served Excellent reputation Strong margins and good internal cash flow Experienced management team Experienced management team Experienced management team Experienced management team Experienced management team Experienced management team Experienced management team Experienced management team Experienced management team
•	Thanks Russ.
•	Our second largest business is Tropical Shipping.
•	Tropical Shipping is:
•	A major carrier of exports from the U.S. east coast and Canada to the Caribbean and Bahamas.
•	It is one of the largest transporters of containerized cargo in its service territory.
•	It is a niche player with assets customized for its region.
•	It has leading market shares in most of the ports it serves.
•	It is built on a reputation for on-time, high-quality service.
•	It generates strong margins with good internal cash flow.
•	And, it has an experienced and capable management team.

Tropical Shipping Tax-related benefits Economic and competition pressure on price and volumes Fuel prices Changing trade patterns Stricter homeland security requirements Continue to grow and expand the business Strategic niche acquisitions Focus on cost controls Seize new trans-shipment opportunities Improve service delivery, reliability and asset utilization Business Environment Key Strategies
•	Long-term, Tropical’s earnings are expected to continue to post solid financial results. In 2009, we expect Tropical will continue to benefit from tax savings attributable to our 2006 restructuring, which capitalized on provisions of the American Jobs Creation Act. The corporate restructure, essentially allowed in certain circumstances, Tropical’s income to not be subject to current federal taxation.
•	While we expect solid earnings, looking ahead, Tropical’s performance also has challenges —
•	Economic concerns (both the United States and Caribbean), as well as, ongoing competition, both of which can impact our rates and volumes;
•	High fuel prices (which tend to impact customer inventory levels and imports),
•	Potentially higher costs caused by stricter homeland security requirements,

•	And changes in global trading patterns (caused by homeland security constraints, more direct purchases from Far East, and higher U.S. duty rates compared to Caribbean produced goods).
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•	Still, over the years, Tropical has been able to grow its business through a combination of —
•	Opportunistic expansion, and
•	Niche acquisitions.
•	In fact, earlier this year, Tropical completed an acquisition to acquire the assets of Caribtrans, Inc, a provider of less-than-container load and full container load consolidation services from the United States to the Caribbean and Central America. While the acquisition is relatively small in relation to Tropical’s total volumes, adding about 4 percent to expected revenue growth, it is an exceptional strategic fit for us and increases our less-than-container-load business into markets that are important to our long-term success. Expansion of this higher margin LCL business is a key element of our business plan going forward.
•	Going forward, the company plans to continue with this approach and expects to further increase its market position by -
•	Intensifying its focus on cost reduction efforts to preserve margins,
•	Expanding its less-than-container-load and cargo insurance businesses,

•	Capitalizing on new interisland trans-shipment opportunities caused by changes in global trading patterns, and

•	Continuing to improve service delivery, reliability and asset utilization to maintain our competitive advantage.

Other Energy Ventures Wholesale Services Retail Services HVAC Energy Warranty Enerchange Midstream Retail Services Energy Warranty HVAC Retail Services Energy Warranty Midstream HVAC Retail Services Energy Warranty Enerchange Midstream HVAC Retail Services Energy Warranty Wholesale Services Enerchange Midstream HVAC Retail Services Energy Warranty
•	Let me now turn to our other energy ventures, which we look at as a key component of our business strategies.
•	Unlike our utility, an environment of high gas costs and volatility tends to increase the demand for many of our other energy ventures products and services.
•	The primary activities of our other energy ventures include retail energy-related products and services and natural gas supply-related services.
•	Let me discuss each of these businesses in a little more detail.

Other Energy-Related Ventures Retail Services Other Energy-Related Ventures Retail Services Premier provider of energy-related products and services Warranties Utility Line Coverage gas and electric line protection Heating/Air Conditioning Coverage repair and maintenance plans Appliance Coverage Energy Utility-bill management products Fixed Bill plans Commodity price protection plans HVAC Installation and Repair Services Mitigates weather risk at utility
•	Businesses under our Retail Services platform offer a range of energy-related products and services including:
•	A diverse portfolio of warranty plans that provide protection for inside gas and electric lines, heating and cooling systems, appliances and electronics

•	Unique utility bill management products that protect customers from volatile energy bills in an environment of increasing energy price instability.

•	HVAC-related installation, repair and indoor air quality solutions that improve energy efficiency, while providing a healthier living environment
•	These businesses have made meaningful contributions to our overall earnings in recent years with last year representing a record year. Their outlook for continued long-term contributions to earnings remains positive.
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•	We also get another benefit from our other energy-related ventures.
•	One of our utility-bill management products, provides a natural and partial offset to the weather risk at our gas distribution business.
•	The amount of the offset will vary depending on a number of factors, but has generally approximated from around 40 to 65 percent (nine months ended 2008 was about 59 percent).

Retail Services Strategic Initiatives Continued geographic expansion Increasing market share in existing territories Developing new sales channels Optimize our best practices call center Improve operating efficiencies For J.D. Power and Associates Certified Call Center Program information, visit www.jdpower.com "An Outstanding Customer Service Experience" SM SM
•	For our retail services, we continue to take a prudent and structured approach to developing this segment by:
•	Pursuing expansion opportunities into new markets. We have expanded our warranty platform by becoming registered and licensed to do business in 37 states.

•	Expanding geographically in northern Illinois and introducing new, commodity products to consumers and small businesses,

•	continuing to add new, cost-effective marketing channels that provide scale through additional strategic alliances and utility partnerships.

•	leveraging the unique capabilities and reputation of our two year running customer service award winning call center to optimize customer relationships and business partnerships.

•	We also work on continuing to enhance operating efficiencies.

Other Energy Ventures Wholesale Services Wholesale Services Wholesale Services Enerchange - Wholesale marketing and trading of natural gas supply-related services Provides physical commodity and risk support for our Retail Services products Administers and markets Chicago Hub for our utility Midstream - Identifies and supports new storage asset development
•	Turning to our wholesale supply-related businesses — starting with Nicor Enerchange.
•	Enerchange focuses on contracting, acquiring and utilizing midstream assets along corridors to Midwest markets to support its marketing efforts.
•	It provides services to intrastate and interstate pipelines, LDCs, power generators, natural gas marketers and brokers, and commercial/industrial end-users.
•	By bundling commodity with natural gas transportation and storage, Enerchange customizes services that provide added value to customers.
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•	In addition to its storage and trading efforts, Enerchange also -
•	Procures commodity, and manages the financial derivatives and risks to support certain products offered by our retail services platform, and

•	Administers and markets the Chicago Hub on behalf of Nicor Gas — a business that provides interruptible transportation and storage services to wholesale pipeline shippers and marketers doing business at the Chicago city gate using any underutilized capacity our utility has available.

Wholesale Services Strategic Initiatives Leased Storage ANR & Michcon NGPL Nicor Gas Interstate Pipeline Grid Continue to grow its customer base including large end users, LDC's and marketers Expand the scope of supply- related assets under management (i.e. Central Valley Gas Storage) Storage Project Central Valley Gas Storage
•	We are looking to expand our wholesale energy operations by concurrently growing our customer base and control of assets supporting the customer base to build earnings, while managing risk to improve our long-term earnings.
•	We are also looking to develop new storage facilities that we can market and manage with our Hub services expertise, such as our previously announced 5 1/2 billion cubic feet Central Valley Gas storage project in California, which calls for being in service in 2010.
•	Let me turn now to a brief financial and regulatory update.

Financial Update Nine Months Ended EPS 2008 2007 Reported diluted EPS 1.58 1.76 Absent noteworthy items 1.65
•	As we reported in our press release earlier this week announcing our 2008 third quarter financial results, nine months ended September 30, 2008 diluted earnings per share were $1.58, compared to $1.76 per share for the same period in 2007.
•	2007 nine month financial results included the effects of a pretax mercury reserve adjustment and cost recoveries aggregating approximately $8 million ($.11 per share after-tax).
•	Removing the effects of these items for comparison purposes gives you 2007 nine months ended earnings of $1.65 per share compared to $1.58 per share in 2008.
•	Excluding the noteworthy items, earnings for the 2008 nine months results, compared to 2007, reflect lower operating income in our shipping business and other energy-related businesses and lower corporate operating results, partially offset by higher operating income in our gas distribution business (again before consideration of the mercury-related items). The nine-months-ended comparisons were also favorably impacted by lower interest expense and higher income on equity investments in 2008.
•	Further details are contained in the archived webcast of our November 3rd call and the third quarter 2008 10-Q which we filed earlier this week.
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•	Before I move into our 2008 earnings guidance, I wanted to comment briefly on all the turmoil in the capital markets and its impact on us.

•	To date, we have incurred losses of less than $300,000 after tax and don’t believe we are directly exposed to entities one might consider troubled.

•	Because of our strong credit ratings, we have been able to access the commercial paper markets throughout the crisis at rates that on average have been reasonable.

•	Having renewed our seasonal credit line before the market downturn, we have $1.2 billion in bank lines supporting commercial paper borrowings at the end of October of approximately $637 million. We are not aware of any significant issues that would impact our ability to access those lines should we need to — but we don’t expect to need to access those lines directly.

Financial Update Financial Update 2008 Financial Outlook The earnings per share estimate provided in our 2008 third quarter earnings announcement on November 3, 2008 indicated a range of $2.20 to $2.40 per share This estimate remained unchanged from the guidance provided at the time we provided our second quarter 2008 earnings Consistent with prior guidance, the estimates assumed, among other things, normal weather for the remainder of the year and excluded any impacts associated with fair value accounting adjustments, the ICC's PBR/PGA review, other contingencies or changes in tax laws
•	Let me now turn to our outlook for 2008.
•	We indicated in our third quarter 2008 earnings release on November 3, 2008 and the related conference call, that our 2008 earnings per share estimate will be in the range of $2.20 to $2.40 per share.
•	This estimate remained unchanged from the guidance provided at the time we issued our 2008 second quarter earnings.
•	Our outlook assumed normal weather for the remainder of the year, but excluded, among other things, any future impacts associated with the ICC’s PBR plan/PGA review, other contingencies or changes in tax laws. Our estimate also did not reflect the future variability in earnings due to fair value accounting adjustments at Enerchange and other impacts that could occur because of volatility in the natural gas markets.
•	As a reminder, we will only provide updates to annual earnings guidance as part of our quarterly and annual earnings releases.

Rate Filing Filed April 29, 2008 Requested a $140.3 million increase September 25, 2008 filed rebuttal testimony revising proposed increase to $141.6 million Reflects the rising cost of providing safe and reliable service Based on a future test year - 2009
•	Let me now discuss our rate filing for our gas distribution business.
•	As Russ mentioned earlier and as many of you are well aware, in April 2008, Nicor Gas filed with the Illinois Commerce Commission a request proposing a revenue increase of $140.3 million. On September 25, 2008, Nicor Gas filed rebuttal testimony revising its proposed revenue increase to $141.6 million. Our proposed rates are based on a projected 2009 test year.
•	As we stated in our original filing, Nicor Gas is seeking an increase in base rates to reflect the increase in the cost of providing safe and reliable natural gas delivery services to our nearly 2.2 million customers.

Rate Filing - History Return on Equity 10.51% 11.15% Return on Rate Base* 8.85% 9.27% Net Rate Base $1,233.5 $1,522.2 Net Operating Income $109.2 $141.1 Capital Structure Equity 56.4% 56.8% Preferred .1% .1% Debt 43.5% 43.1% 2005 2008 Order Rebuttal (Dollars in millions) * (WACC) Requested update for 10-year weather and rate design changes, including certain riders.
•	Nicor Gas is requesting an increase in its base rates to recover the rising costs of operating its distribution system and increased capital investment.
•	Our operating metrics are among the top in the country, but costs have gone up while rates have not kept pace, resulting in a decline in our earnings and actual return on rate base.
•	Our requested rate base is $1.5 billion.
•	Our current capital structure is comparable to that approved in our last order.
•	Our requested rate of return is 9.27 percent, which reflects a return on equity of 11.15 percent.
•	We also proposed to continue using a 10-year average for calculating normal weather. Beginning in 2009, Nicor Gas’ normal degree-days would be reduced from 5,830 to 5,600. Our proposed distribution rates and 2009 forecast reflect this change.
•	We are also requesting various riders to address gas price volatility, the impact of declining deliveries and recovery of certain additional investment between rate cases.

Rate Filing - Estimated Timeline Filing: April 29, 2008 Direct Staff testimony: filed August 27, 2008 Company rebuttal testimony: filed September 25, 2008 Staff and Attorney General rebuttal testimony: filed on October 24, 2008 Company and intervener hearings: November 17, 2008 Initial briefs: December 17, 2008 Administrative Law Judge Proposed Order: February 13, 2009 Commission Order: By March 25, 2009 (normally within 11 months of filing, as required by Illinois State law)
•	A schedule has been set for the case and looks like this:
•	Direct Staff testimony — was filed on August 27, 2008
•	Company rebuttal testimony — was filed on September 25, 2008

•	Staff and Attorney General rebuttal testimony — was filed on October 24, 2008. The staff and Attorney General recommended a rate increase of $62.7 million and $50.4 million, respectively.
•	Company and intervener hearings — November 17, 2008
•	Initial briefs — December 17, 2008
•	Administrative Law Judge Proposed Order — February 13, 2009

•	Commission order — according to Illinois State law an order is expected within 11 months of filing or by March 25, 2009.

Illinois Gas Utility Comparison Annual Natural Gas Delivery Charges to Average Residential Customers Nicor Gas CILCO N.Shore *Weighted CIPS IL Power Peoples Current Charges 182 262 315 354 301 323 413 Proposed Increase 55 * Weighted average is based on number of customers as of year-end 2006. Average Based on rates approved or proposed to the ICC applied to Nicor Gas' average 2009 residential space heating customer use of 1,088 therms $237
•	As we have stated in the past, our request for rate relief is a needed and appropriate step to maintain the financial metrics of our utility for the benefit of our customers, our employees and our investors who provide the capital necessary for our business.
•	Nicor Gas customers have long benefited from the lowest natural gas delivery charges of any Illinois utility and among the lowest rates in the nation.
•	Our typical residential customers currently benefit from delivery costs that are around 48 percent lower annually than they would be under the rates charged on average to all other Illinois residential gas consumers.
•	We fully understand the impact higher rates would have on our customers and even with our requested rate relief, Nicor Gas’ would continue its long tradition of being a low-cost, high-value provider.
•	That concludes my remarks, let me now turn things over to Russ for a wrap-up.

Key Messages Nicor is a financially strong company Higher operating costs, particularly those attributable to high gas costs, the economic slowdown, and customer conservation measures are putting pressure on gas distribution operating results Actions continue to be taken to mitigate cost pressures at our gas distribution business through a relentless focus on cost management activities and requested rate relief Unregulated businesses continue to perform solidly, despite their own unique challenges Experienced and dedicated leadership team Focused on delivering quality service and being good corporate citizens Wrap-Up
•	Thanks Rick. In closing, let me stress a few key points.
•	First, Nicor is a financially strong company.
•	However, like many others in our industry, we are operating in a challenging business environment.
•	Although Nicor Gas continues to set the standard for safe, reliable, cost-effective service, we also continue to feel the impact of higher operating costs (particularly those attributable to high gas costs), the economic slowdown, and customer conservation measures.
•	Importantly, over the years, results at Nicor Gas have benefited from our intense focus on cost management activities.
•	These activities have helped to mitigate some of the negative pressure on our operating results and continued success in our cost containment efforts remains critical to achieving our overall targets.
•	However, these efforts alone are not enough, and therefore, we have filed for rate relief in an effort to earn a reasonable return on our investment and to restore the financial performance of this core business.
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•	Our shipping business, Tropical, continues to produce good operating results, despite the challenges presented by a changing market.
•	Tropical management has been effective in dealing with the competitive, economic and cost pressures of that business in the past and we expect they will continue to do so.
•	Regarding our other energy-related ventures, over the last several years, these businesses have become a meaningful earnings platform for Nicor, and we believe that over the long-term that will continue.
•	Finally, although all of our businesses have their own unique challenges, whether it’s managing costs, delivering quality service, or being good corporate citizens, I am confident that the employees of Nicor have the energy and spirit to accomplish our objectives and to rise to the challenges that we face.

Visit our website: www.nicor.com
•	We thank you for your interest in our company and we will now open the floor for questions.